UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

__________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 14, 2005

__________________________

eCOST.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-50887	33-0843777
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2555 West 190th Street, Suite 106

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 225-4044

(Registrant's telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item   1.01 Entry into a Material Definitive Agreement.

On January 14, 2005, we entered into a lease with Teachers Insurance and Annuity Association of America for approximately 163,632 of rentable square feet in a facility located in Memphis, Tennessee, in order to provide our own inventory management and order fulfillment operations which are currently provided by PC Mall. The initial term of the lease is 70 months. Upon the expiration of the initial term, we have an option to renew the lease for a period of 5 years. The renewal option will be subject to all of the terms and conditions contained in the lease, except that the rent during the renewal term will be determined on the basis of the market rent, as such term is defined in the lease.

The equipment installation and office space configuration are currently under construction. The landlord has provided us with a construction allowance of $369,400. We intend to take possession of the space in early February, 2005.

Under the terms of the agreement, our initial monthly base rent is $21,500 per month, which will increase periodically over the term of the lease to $38,700. If we satisfy all of the initial terms and conditions of the lease, we are not required to pay the monthly base rent for the first two months of the lease. In addition to the monthly base rent, we are required to pay for all of our utilities and operating costs based on our proportionate share of all of the operating costs for the premises, but in no event will such costs increase by more than 7% per year in the aggregate over the lease term.

Upon execution of the lease, we are required to provide the landlord with a letter of credit in the amount of $200,000 to secure our payment obligations under the lease. We are required to keep the letter of credit in effect or replace it with a letter of credit with the same terms until 30 days after the expiration of the term of the lease. The amount of the letter of credit will be reduced periodically over the term of the lease.

Forward-Looking Statements:

This current report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include the statements regarding the Company's expectations, hopes or intentions regarding the future, including but not limited to statements regarding construction costs and timing of our possession of the space. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Among the factors that could cause actual results to differ materially include construction delays and unexpected cost overruns. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 17, 2005, Mr. Ted Sanders resigned as Chief Financial Officer of eCOST.com, Inc. in connection with the commencement of employment of Elizabeth S.C.S. Murray as our new Chief Financial Officer.

Item   9.01 Financial Statements and Exhibits

                (c) Exhibits

10.26	Lease dated January 14, 2005, by and between the Registrant and Teachers Insurance and Annuity Association of America for the benefit of its separate real estate account.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eCOST.COM, INC.

Date: January 18, 2005	By:	/s/Adam Shaffer Adam Shaffer Chief Executive Officer

Index to Exhibits

Exhibit	Description
10.26	Lease dated January 14, 2005, by and between the Registrant and Teachers Insurance and Annuity Association of America for the benefit of its separate real estate account.